UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2015

Air Products and Chemicals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195-1501
(Address of Principal Executive Offices)	(Zip Code)

(610) 481-4911

Registrant’s telephone number, including area code

not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors’ Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On 28 May 2015, Air Products and Chemicals, Inc. announced that Russ A. Flugel has been appointed Vice President, Corporate Controller and Principal Accounting Officer, effective immediately.

Mr. Flugel, 45, joined Air Products in 1998, working in a variety of financial analyst roles. In 2000, he became controller, Amines and Polyurethane Intermediates, and in 2005, was appointed manager, Financial Planning and Analysis, Treasury. From 2006 – 2011 Mr. Flugel served as controller for Merchant Gases, the company’s largest reporting segment at the time, with business decision support responsibility in North America, Europe, Asia, Latin America and significant equity affiliates around the world. In 2011, he was appointed director, Corporate Decision Support, Technical Accounting and Consolidations, and in 2013, was named director, Accounting and Corporate Decision Support. Mr. Flugel assumed his most recent role as Corporate Controller in October 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Dated: May 27 2015	By:	/s/ Mary T. Afflerbach
Mary T. Afflerbach
Corporate Secretary and Chief Governance Officer

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